UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2017

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588
 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Simpson Manufacturing Co., Inc. (the “Company”) today announced that Thomas J Fitzmyers has notified the Company that he has decided to retire as Vice Chairman of the Board of Directors (the “Board”) of the Company at the end of his current term at the Company’s 2017 annual meeting of stockholders. As a result, Mr. Fitzmyers will continue to serve on the Board until such time but will not stand for re-election to the Board at the 2017 annual meeting.

The Governance and Nominating Committee of the Board has an ongoing board evaluation and director succession planning process and is actively engaged in a search for a new independent director to replace Mr. Fitzmyers.

Mr. Fitzmyers has served as Vice Chairman of the Board since April 2014, after serving as its Chairman from January 2012. Prior to that, he served as the President and a director of the Company since 1978 and as its Chief Executive Officer since 1994.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE: January 26, 2017	By	/s/BRIAN J. MAGSTADT
Brian J. Magstadt
Chief Financial Officer

3